Exhibit 24. Power of Attorney



As of June 15, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

The undersigned hereby authorizes each of Marianne Drost, Phillip M. Huston, Jr., Robert Erb and Darlene Kleiner to execute and file, on behalf of the undersigned, any and all reports regarding transactions in the equity securities of Verizon Communications Inc. pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended. This authority will remain in full force and effect until further written notice.


/s/ John W. Diercksen
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    John W. Diercksen